Exhibit 11

               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use in Post-Effective Amendment No. 35 to Form N-1A Registration Statement of Star Funds (Star Relative Value Fund, Star U.S. Government Income Fund, Star Capital Appreciation Fund, Star Growth Equity Fund, Star Strategic Income Fund and The Stellar Fund) of our report dated January 10, 1997, on the financial statements of Star Funds, included in made or made a part of this registration statement.

By:  /s/ Arthur Andersen LLP
Arthur Andersen LLP
Pittsburgh, Pennsylvania

July 29, 1997